RESTATED SECURITY AGREEMENT


THIS SECURITY AGREEMENT, is made as of the 30th day of June, 1995, by FIRST TEAM SPORTS, INC., a Minnesota corporation (the "Debtor") in favor of MARQUETTE
CAPITAL BANK, a Minnesota banking association with its main banking house located in Minneapolis, Minnesota ("Marquette"), LASALLE NATIONAL BANK, a national banking association ("LaSalle") and FIRSTAR BANK MILWAUKEE, N.A., a national banking association ("Firstar") (Marquette, LaSalle and Firstar are referred to herein collectively and individually, as the context requires, as the "Secured Party"), with Marquette being appointed as the Agent of the Secured Party for the purposes of exercising any of the Secured Party's rights and remedies hereunder (in such capacity the "Agent").

In order to secure the payment of the Term Notes which may be executed from time to time by the Debtor and payable to the order of Marquette in the maximum aggregate amount of $1,000,000 (the "Term Notes"), two separate $6,000,000 Amended and Restated Revolving Notes of even date herewith executed by the Debtor and payable to the order of, respectively, Marquette and LaSalle, and a $3,000,000 Revolving Note of even date herewith executed by the Debtor and payable to the order of Firstar, as heretofore and hereinafter amended, (the "Revolving Notes") (collectively, the Term Notes and the Revolving Notes are referred to herein as the "Notes"), and each and every other debt, liability and obligation of every type and description which Debtor may now or at any time hereafter owe to Secured Party (whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises under or is evidenced by this Agreement or any other present or future instrument or agreement or by operation of law, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several) (said Notes and all such other debts, liabilities and obligations of Debtor to Secured Party herein collectively referred to as the "Secured Obligations", Debtor hereby agrees as follows:

1. SECURITY INTEREST AND COLLATERAL. In order to secure the payment and performance of the Secured Obligations, Debtor hereby grants to Secured Party a security interest (the "Security Interest") in and to the following property (hereinafter collectively referred to as the "Collateral"):

     any and all accounts, goods, machinery, equipment, furniture, improvements, inventory, prepaid insurance, supplies, patents, patent rights, copyrights, trademarks, trade names, royalty rights, contract rights, instruments, chattel paper and general intangibles, now owned or hereafter acquired by Debtor, and wherever located, together with all substitutions and replacements for and products and proceeds of any of the foregoing property and, in the case of all tangible Collateral, together with (i) all accessories, attachments, parts, equipment, accessions and repairs now or hereafter attached or affixed to or used in connection with any such goods, and (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods.

2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Debtor hereby represents and warrants to, and covenants and agrees with, Secured Party as follows:

     (a) The Collateral will be used for business purposes. The Collateral which constitutes inventory shall be located at the addresses described on Exhibit A attached hereto.

     (b) If any part or all of the tangible Collateral will become so related to particular real estate as to become a fixture, the Debtor will promptly advise Agent as to any real estate concerned and the record owner thereof and execute and deliver any and all instruments necessary to perfect the Security Interest therein and to assure that such Security Interest will be prior to the interest therein of the owner of the real estate.

     (c) Debtor's principal place of business and chief executive office is and will continue to be located at the address specified on Exhibit A. Debtor's records concerning its accounts are, and will continue to be, kept at such address. During the preceding one (1) year Debtor has not changed its name or operated or conducted business under any trade name or "d/b/a" which is different from its corporate name. Debtor shall promptly notify the Agent of any change in such name or if it operates or conducts business under any trade name or "d/b/a" which is different from such name.

     (d) Debtor has (or will have at the time Debtor acquires rights in Collateral hereafter acquired or arising) and will maintain absolute title to each item of Collateral free and clear of all security interests, liens and encumbrances, except the Security Interest, and such other security interests as are permitted under that certain restated revolving credit and term loan agreement by and between Debtor and Secured Party of even date herewith ("Credit Agreement") (the Security Interest and the security interests permitted under the Credit Agreement are hereinafter collectively referred to as the "Permitted Interests"), and will defend the Collateral against all claims or demands of all persons other than Secured Party and those holding Permitted Interests. Debtor will not sell or otherwise dispose of the Collateral or any interest therein; provided, however, that until demand for payment is made by Marquette, LaSalle or Firstar under the Revolving Notes, or by Marquette under the Term Notes, Debtor may sell any Inventory constituting Collateral to buyers in the ordinary course of its business.

     (e) The tangible Collateral is presently located in the state of Minnesota. Debtor will not permit any tangible Collateral to be located in any state (and, if county filing is required, in any county) in which a financing statement covering such Collateral is required to be, but has not in fact been, filed.

     (f) All rights to payment and all instruments, documents, chattel papers and other agreements constituting or evidencing Collateral are (or will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, set-off or counterclaim (other than those arising in the ordinary course of business) of each account debtor or other obligor named therein or in Debtor's records pertaining thereto as being obligated to pay such obligation. Debtor will not agree to any modification, amendment or cancellation of any such obligation without the Secured Party's prior written consent, and will not subordinate any such right to payment to claims of other creditors of such account debtor or other obligor.

     (g) Debtor will (i) keep all tangible Collateral in good repair, working order and condition, normal depreciation excepted, and will, from time to time, replace any worn, broken or defective parts thereof; (ii) other than taxes and other governmental charges contested in good faith and by appropriate proceedings, promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest;
     (iii) keep all Collateral free and clear of all security interests, liens and encumbrances except the Permitted Interests; (iv) at all reasonable times, permit the Secured Party or their representatives to examine or inspect any Collateral, wherever located, and to examine, inspect and copy Debtor's books and records pertaining to the Collateral and its business and financial condition; (v) keep accurate and complete records pertaining to the Collateral and pertaining to Debtor's business and financial condition and will submit to the Agent such periodic reports concerning the Collateral and Debtor's business and financial condition as the Secured Party may from time to time reasonably request; (vi) promptly notify the Agent of any material loss of or material damage to any Collateral or of any adverse change, known to Debtor, in the prospect of payment of any material sums due on or under any instrument, chattel paper or account constituting Collateral; (vii) if Agent at any time so requests promptly deliver to Agent any instrument, document or chattel paper constituting Collateral, duly endorsed or assigned by Debtor to Agent for the benefit of the Secured Party; (viii) at alltimes keep all tangible Collateral insured against risks of fire (including so called extended coverage), theft, collision (in case of collateral consisting of motor vehicles) and such other risks and in such amounts as Agent may reasonably request, and notify the Bank in writing of any loss or damage to the Collateral or any part;
     (ix) from time to time execute such financing statements as Secured Party may reasonably deem required to be filed in order to perfect the Security Interest and, if any Collateral is covered by a certificate of title, execute such documents as may be required to have the Security Interest properly noted on a certificate of title; (x) pay when due or reimburse Marquette and/or LaSalle and/or Firstar, as the case may be, on demand for all costs of collection of any of the Secured Obligations and all other out-of-pocket expenses (including in each case all reasonable attorneys' fees) incurred by such Secured Party in connection with the creation, perfection, satisfaction or enforcement of the Security Interest or the execution or creation, continuance or enforcement of this Agreement or any or all of the Secured Obligations; (xi) execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings which Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and Secured Party's rights under this Agreement; (xii) not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance; and (xiii) not permit any tangible Collateral to become part of or to be affixed to any real property, without first assuring to the reasonable satisfaction of Agent that the Security Interest will be prior and senior to any interest or lien then held or thereafter acquired by any mortgagee of such real property or the owner or purchaser of any interest therein. If Debtor at any time fails to perform or observe any agreement contained in this Section 2(g), and if such failure shall continue for a period of ten (10) calendar days after Agent gives Debtor written notice thereof (or, in the case of the agreements contained in clauses (viii) and (ix) of this Section 2(g), immediately upon the occurrence of such failure, without notice or lapse of time) Agent may (but need not) perform or observe such agreement on behalf and in the name, place and stead of Debtor (or, at Agent's option, in Agent's name for the benefit of Secured Party) and may (but need not) take any and all other actions which Agent may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances (other than Permitted Interests), the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement and maintenance of insurance, the execution of financing statements, the endorsement of instruments, and the procurement of repairs, transportation or insurance); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, Debtor shall thereupon pay Agent on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys' fees) incurred by Agent in connection with or as a result of Agent's performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by Agent at the rate provided for in the Notes. To facilitate the performance or observance by Agent of such agreements of Debtor, Debtor hereby irrevocably appoints Agent for the benefit of Secured Party, or its delegate, (which appointment is coupled with an interest) as the attorney-in-fact of Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of Debtor, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by Debtor under this Section 2.

3. ASSIGNMENT OF INSURANCE. Debtor hereby assigns to Agent for the benefit of Secured Party, as additional security for the payment of the Secured Obligations, any and all proceeds derived from, or due or to become due under, any and all policies of insurance in connection with any loss or damage to any of the Collateral, and Debtor hereby directs the issuer of any such policy to pay any such moneys to the Agent. Provided no Event of Default has occurred and is then continuing under the Credit Agreement or the Notes, the Debtor shall have the right to use the proceeds of the insurance to repair or replace any of its damaged or destroyed Collateral. Agent may (but need not), in its own name or in Debtor's name, execute and deliver proofs of claim, receive all such moneys (subject to Debtor's rights), endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

4. COLLECTION OF ACCOUNTS. Pursuant to Minn. Stat. Section 336.9-502, Agent may, after the occurrence of an Event of Default under the Credit Agreement or the Notes, notify any account debtor or any obligor on an instrument to make payment directly to a post office box specified by and under the sole control of Agent, whether or not Agent was theretofore making collections with respect thereto, and Agent shall be entitled to take control of any proceeds thereof, for the benefit of the Secured Party. If so requested by Agent, Debtor shall insert appropriate language on each invoice directing its customers to make payment to such post office box.

5. REMEDIES. Agent, for the benefit of the Secured Party, may exercise any one or more of the following rights or remedies if any or all of the Secured Obligations are not paid when due: (i) exercise and enforce any or all rights and remedies available after default to a secured party under the Uniform Commercial Code, including but not limited to the right to take possession of any Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which Debtor hereby expressly waives), and the right to sell, lease or otherwise dispose of or use any or all of the Collateral; (ii) Agent may require Debtor to assemble the Collateral and make it available to Agent at a place to be designated by Agent which is reasonably convenient to both parties; and (iii) exercise or enforce any or all other rights or remedies available to Agent by law or agreement against the Collateral, against Debtor or against any other person or property. If notice to Debtor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 6 hereof) at least ten (10) calendar days prior to the date of intended disposition or other action.

6. MISCELLANEOUS. This Agreement does not contemplate a sale of accounts or chattel paper, and, as provided by law, Debtor is entitled to any surplus and shall remain liable for any deficiency. This Agreement may be waived, modified, amended, terminated or discharged, and the Security Interest may be released, only explicitly in a writing signed by Secured Party. A waiver signed by Secured Party shall be effective only in the specific instance and for the purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Party's rights or remedies. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Agent's option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. All notices to be given to Debtor shall be deemed sufficiently given if deposited in the United States mails, registered or certified, postage prepaid, or personally delivered to Debtor at its address set forth in the Credit Agreement. Agent's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if Agent exercises reasonable care in physically safe keeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and Marquette need not otherwise preserve, protect, insure or care for any Collateral. Secured Party shall not be obligated to preserve any rights Debtor may have against any other party, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective heirs, representatives, successors and assigns and shall take effect when signed by Debtor and delivered to Secured Party, and Debtor waives notice of Secured Party's acceptance hereof. Secured Party may execute this Agreement if appropriate for the purpose of filing, but the failure of Secured Party to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement. Except to the extent otherwise required by law, this Agreement shall be governed by the laws of the State of Minnesota and, unless the context otherwise requires, all terms used herein which are defined in Articles 1 and 9 of the Uniform Commercial Code, as in effect in said state (including but not limited to the terms "inventory" and "account") shall have the meanings therein stated and all capitalized terms used herein which are defined in the Credit Agreement (including but not limited to "Event of Default" and "Notes") shall have the meanings therein stated. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Secured Obligations.

7. RESTATEMENT. This Restated Security Agreement constitutes a restatement of and amendment to, and not a release of, that certain Security Agreement dated March 6, 1995, executed by Debtor in favor of the Secured Party.

IN WITNESS WHEREOF, Debtor has executed and delivered to Secured Party this Security Agreement as of the day and year first above written.


                                     FIRST TEAM SPORTS, INC.


                                     By: /s/ Robert L. Lenius, Jr.
                                         Its:  VP/CFO

                                    EXHIBIT A

                              (Business Locations)

Chief Executive Office:

         2274 Woodale Drive
         Mounds View, Minnesota  55112


Other Locations: